UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 8, 2007

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

                ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

Effective January 8, 2007, Benchmark Electronics, Inc. (the Company) completed its previously announced acquisition of Pemstar Inc. (Pemstar).  Pursuant to the Agreement and Plan of Merger among the Company, Autobahn Acquisition Corp. and Pemstar dated October 16, 2006 (the Merger Agreement), each issued and outstanding share of common stock, par value $0.01 per share, of Pemstar was converted into the right to receive 0.16 of a share of common stock, par value $0.10 per share, of the Company.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(a)                Financial Statements of businesses acquired.

Pursuant to item 9.01 (a), the financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 71 days of the date that this Form 8-K is required to be filed.

(b)               Proforma Financial Statements of Benchmark Electronics, Inc.

Pursuant to item 9.01 (b), the pro forma financial statements required by this item are not included in this Form 8-K and will be filed by amendment within 71 days of the date that this Form 8-K is required to be filed.

(d)               Exhibits

Exhibit 2.1                        Agreement and Plan of Merger among Benchmark Electronics, Inc., Autobahn Acquisition Corp. and Pemstar Inc. dated October 16, 2006 (incorporated by reference from exhibit 2.1 to Benchmark Electronics, Inc.’s Form 8-K dated October 16, 2006 and filed on October 18, 2006).

Exhibit 99.1                  Press release dated January 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: January 9, 2007	By:	/s/ Cary T. Fu
Cary T. Fu
Chief Executive Officer